Exhibit (m)(ii)

DISTRIBUTION AND SERVICE PLAN

Northern Funds

AMENDED AND RESTATED APPENDIX A

Appendix A of the Distribution and Service Plan for the Northern Funds dated May 20, 2025 is hereby replaced with the following list of Funds:

APPENDIX A

1.  Northern Trust Short-Term Tax-Exempt Bond ETF

2.  Northern Trust Intermediate Tax-Exempt Bond ETF

3.  Northern Trust Tax-Exempt Bond ETF

4.  Northern Trust 2030 Inflation-Linked Distributing Ladder ETF

5.  Northern Trust 2035 Inflation-Linked Distributing Ladder ETF

6.  Northern Trust 2045 Inflation-Linked Distributing Ladder ETF

7.  Northern Trust 2055 Inflation-Linked Distributing Ladder ETF

8.  Northern Trust 2030 Tax-Exempt Distributing Ladder ETF

9.  Northern Trust 2035 Tax-Exempt Distributing Ladder ETF

10. Northern Trust 2045 Tax-Exempt Distributing Ladder ETF

11. Northern Trust 2055 Tax-Exempt Distributing Ladder ETF

12. Northern Trust US Equity ETF

13. Northern Trust 2031 Inflation-Linked Distributing Ladder ETF

14. Northern Trust 2036 Inflation-Linked Distributing Ladder ETF

15. Northern Trust 2046 Inflation-Linked Distributing Ladder ETF

16. Northern Trust 2056 Inflation-Linked Distributing Ladder ETF

17. Northern Trust 2031 Tax-Exempt Distributing Ladder ETF

18. Northern Trust 2036 Tax-Exempt Distributing Ladder ETF

19. Northern Trust 2046 Tax-Exempt Distributing Ladder ETF

20. Northern Trust 2056 Tax-Exempt Distributing Ladder ETF

21. Northern Trust New York Intermediate Tax-Exempt Bond ETF

22. Northern Trust California Intermediate Tax-Exempt Bond ETF

23. Northern Trust Equity Income ETF

24. Northern Trust MSCI US 500 ETF

25. Northern Trust MSCI US 400 ETF

26. Northern Trust MSCI US 2000 ETF

27. Northern Trust MSCI EAFE ETF

28. Northern Trust Tax-Advantaged Ultra-Short Income ETF

[Effective Date]

NTAC:3NS-20